UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

SCHEDULE 14A INFORMATION
______________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ARTARA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ARTARA THERAPEUTICS, INC.

1 Little West 12th Street
New York, New York 10014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 9, 2020

To the Stockholders of ArTara Therapeutics, Inc.:

On behalf of our board of directors, you are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of ArTara Therapeutics, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast at http://www.meetingcenter.io/286843474, originating from New York, New York, on Tuesday, June 9, 2020 at 12:00 p.m. Eastern Time. In light of the COVID-19 pandemic, to support the health and well-being of our stockholders, employees and directors, and taking into account recent federal, state and local guidance, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate in the Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote. We recommend that you log in a few minutes before the Annual Meeting on June 9, 2020 to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1.      To elect two Class III directors, Jesse Shefferman and Scott Braunstein, M.D., each to hold office until our Annual Meeting of Stockholders in 2023;

2.      To ratify the selection by the audit committee of our board of directors of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020;

3.      To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying proxy statement;

4.      To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers; and

5.      To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 13, 2020. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Ashley Garry Corporate Secretary

New York, New York
April 23, 2020

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote your shares in advance of the Annual Meeting via the internet, by telephone or, if you receive a paper proxy card by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

i

ARTARA THERAPEUTICS, INC.

1 Little West 12th Street
New York, New York 10014

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 9, 2020 at 12:00 p.m. Eastern Time

Our board of directors is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of ArTara Therapeutics, Inc., a Delaware corporation, to be held virtually, via live webcast at http://www.meetingcenter.io/286843474, originating from New York, New York, on Tuesday, June 9, 2020 at 12:00 p.m. Eastern Time, and any adjournment or postponement thereof. In light of the COVID-19 pandemic, to support the health and well-being of our stockholders, employees and directors, and taking into account recent federal, state and local guidance, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 23, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.

Only stockholders of record of our common stock at the close of business on April 13, 2020 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 5,843,203 shares of common stock outstanding and entitled to vote (together, the “common stock”). A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours for ten days before the Annual Meeting at our address above. To the extent office access is impracticable due to the recent COVID-19 pandemic, you may email us at info@artaratx.com for alternative arrangements. The stockholder list will also be available online during the Annual Meeting. If you plan to attend the Annual Meeting online, please see the instructions on page 2 of this proxy statement.

In this proxy statement, we refer to ArTara Therapeutics, Inc. as “ArTara,” “we” or “us” and the board of directors of ArTara as “our board of directors.” The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2019, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by writing to our Secretary at 1 Little West 12th Street, New York, New York 10014, Attention: Secretary or emailing info@artaratx.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders, including at any adjournments or postponements thereof. All stockholders holding our common stock will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 23, 2020 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 3, 2020.

How do I attend, participate in, and ask questions during the virtual Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any holder of record of shares of our common stock can attend the virtual Annual Meeting live online at http://www.meetingcenter.io/286843474. The meeting will start at 12:00 p.m. Eastern Time, on Tuesday, June 9, 2020. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at http://www.meetingcenter.io/286843474. We recommend that you log in a few minutes before 12:00 p.m. Eastern Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question, you may do so no earlier than five days prior to the Annual Meeting, or you may otherwise do so during the Annual Meeting. If you would like to submit your question any time before or during the Annual Meeting, you may log in to http://www.meetingcenter.io/286843474 and enter your control number and meeting password as shown on the Notice. Once past the login screen, click on the question icon at the top of the page. You may then type your question into the question bar at the bottom of the screen, and click the icon to the right of the question bar to submit the question.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•        You may submit questions and comments electronically through the meeting portal or by calling the toll-free number listed there during the Annual Meeting.

•        Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.

•        Please direct all questions to Jesse Shefferman, our Co-Founder and Chief Executive Officer.

•        Please include your name and affiliation, if any, when submitting a question or comment.

•        Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

•        Questions may be grouped by topic by our management.

•        Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•        Be respectful of your fellow stockholders and Annual Meeting participants.

•        No audio or video recordings of the Annual Meeting are permitted.

Who can vote at the Annual Meeting?

Only stockholders of record of our common stock at the close of business on the Record Date, April 13, 2020 will be entitled to vote at the Annual Meeting. On the Record Date, there were 5,843,203 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting electronically through the internet, by telephone or by completing and returning a printed proxy card (if you request a printed proxy card in accordance with the instructions provided in the Notice).

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the Record Date, your shares of our common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from such organization and after obtaining a valid proxy from your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•        Proposal 1:    Election of two Class III directors, each to serve until our annual meeting of stockholders in 2023; and

•        Proposal 2:    Ratification of the selection by the audit committee of our board of directors of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

•        Proposal 3:    Approval, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement

•        Proposal 4:    Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.

What if another matter is properly brought before the Annual Meeting?

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are fairly simple:

•        Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record of our common stock, you may vote (1) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time or (2) online during the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•        To vote in advance of the Annual Meeting through the internet, go to www.envisionreports.com/TARA to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on Monday, June 8, 2020 to be counted.

•        To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at http://www.meetingcenter.io/286843474, starting at 12:00 p.m. Eastern Time on Tuesday, June 9, 2020. The webcast will open 15 minutes before the start of the Annual Meeting.

•        To vote in advance of the Annual Meeting by telephone, dial 1-800-652-VOTE, which is the number found on the Notice or the printed proxy card that may be delivered to you using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Monday, June 8, 2020 to be counted.

•        To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us by 11:59 p.m., Eastern Time on Monday, June 8, 2020, we will vote your shares as you direct at the Annual Meeting.

•        Beneficial Owner: Shares Registered in the Name of Broker or Bank.    If you are a beneficial owner of shares of our common stock registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent and will need to obtain a proxy issued in your name from that record holder.

Internet proxy voting in advance of the Annual Meeting and/or Internet voting during the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your internet access.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, by using a printed proxy card or by submitting a ballot online during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares of our common stock may be registered in more than one name or in different accounts. Please follow the voting instructions on all of the Notices that you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

•        Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record of our common stock, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•        Submit another properly completed proxy card with a later date.

•        Grant a subsequent proxy by telephone or through the internet.

•        Send a timely written notice that you are revoking your proxy to our Secretary at 1 Little West 12th Street, New York, New York 10014, Attention: Secretary or via email at info@artaratx.com.

•        Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the internet in advance of the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or internet proxy is the one that is counted.

•        Beneficial Owner: Shares Registered in the Name of Broker or Bank.    If you are a beneficial owner of shares of our common stock and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record of our common stock and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the two nominees for director, “FOR” the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, “FOR” the advisory approval of executive compensation and for “1 YEAR” as the preferred frequency of advisory votes to approve executive compensation. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker, bank or other agent with voting instructions, what happens?

If you are a beneficial owner of shares of our common stock and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may vote your shares of common stock on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposals 1, 3 or 4 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on Proposals 1, 3 or 4. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

As a reminder, if you a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from such organization.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, (i) for the proposal to elect directors, votes “FOR,” “WITHHOLD,” abstentions and broker non-votes; (ii) with respect to the proposal to ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, votes “FOR,” “AGAINST” and abstentions; and (iii) with respect to the proposal to approve, on an advisory basis, the compensation of our named executive officers, votes “FOR,” “AGAINST,” abstentions and broker non-votes; and (iv) with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of “one year”, “two years,” “three years”, abstentions and broker non-votes. For Proposal 1, withhold votes, abstentions and broker non-votes have no effect. For Proposals 2 and 3, an abstention will have the same effect as an “AGAINST” vote and broker non-votes will have no effect. For Proposal 4, an abstention will have no effect and will not be counted towards the vote total and broker non-votes will have no effect.

How many votes are needed to approve each proposal?

•        Proposal 1:    For the election of directors, the two nominees receiving the most “FOR” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome.

•        Proposal 2:    To be approved, the ratification of the selection of Marcum LLP as our independent registered public accounting firm for fiscal year ending December 31, 2020 must receive “FOR” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “AGAINST” vote. We do not expect any broker non-votes for Proposal 2.

•        Proposal 3:    To be approved, on an advisory basis, the compensation of our named executive officers must receive “FOR” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “AGAINST” vote and broker non-votes will have no effect.

•        Proposal 4:    For the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the highest number of affirmative votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the matter will be considered the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 5,843,203 shares of common stock outstanding and entitled to vote.

Your shares of common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares of common stock present at the Annual Meeting by virtual attendance or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 24, 2020, to our Secretary at 1 Little West 12th Street, New York, New York 10014, Attention: Secretary.

Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2021 annual meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 11, 2021 nor earlier than the close of business on February 9, 2021. However, if the date of our 2021 annual meeting is not held between May 10, 2021 and August 18, 2021, to be timely, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which public announcement of the date of the 2021 annual meeting is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Why do you discuss a merger and a financing in this Proxy Statement?

On January 9, 2020, we (formerly Proteon Therapeutics, Inc.), and privately-held ArTara Subsidiary, Inc. (“Private ArTara”), completed the merger and reorganization (the “Merger”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated September 23, 2019 (the “Merger Agreement”), by and among the Company, Private ArTara and REM 1 Acquisition, Inc., our wholly owned subsidiary (“Merger Sub”), whereby Merger Sub merged with and into Private ArTara, with Private ArTara surviving as our wholly owned subsidiary. The Merger was structured as a reverse merger and Private ArTara was determined to be the accounting acquirer based on the terms of the Merger and other factors.

On January 9, 2020, in connection with, and prior to the completion of, the Merger, the Company effected a 1-for-40 reverse stock split of its common stock (the “Reverse Stock Split”), Private ArTara changed its name from “ArTara Therapeutics, Inc.” to “ArTara Subsidiary, Inc.”, and we changed our name from “Proteon Therapeutics, Inc.” to “ArTara Therapeutics, Inc.” In addition, on January 9, 2020, all of the outstanding shares of our Series A Preferred Stock were converted into shares of common stock. Shares of our common stock commenced trading on The Nasdaq Capital Market under the new name and ticker symbol “TARA” as of market open on January 10, 2020. Unless otherwise noted, all references to share amounts in this Proxy Statement reflect the Reverse Stock Split.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of seven members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term.

At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Our directors are divided into the three classes as follows:

•        Class III directors: Jesse Shefferman and Scott Braunstein, M.D., whose terms will expire at the upcoming Annual Meeting;

•        Class I directors: Richard Levy, M.D. and Michael Solomon, Ph.D., whose terms will expire at the annual meeting of stockholders to be held in 2021; and

•        Class II directors: Luke Beshar, Roger Garceau, M.D. and Gregory Sargen, whose terms will expire at the annual meeting of stockholders to be held in 2022.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company.

Mr. Shefferman and Dr. Braunstein are currently members of our board of directors and have been nominated for reelection to serve as Class III directors. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2023 and until his successor has been duly elected, or if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares of our common stock present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees, Mr. Shefferman and Dr. Braunstein. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by us.

Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to effective functioning of the board. To provide a mix of experience and perspective on the board, the committee also takes into account geographic, gender, age, and ethnic diversity. The biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the committee to believe that that nominee should continue to serve on the board. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.

Our Board Of Directors Recommends A Vote FOR Each Class III Director Nominee Named Above.

Information Regarding Director Nominees and Current Directors

The following table sets forth, for the Class III nominees and our other directors who will continue in office after the Annual Meeting, their ages and position or office held with us as of the date of this proxy statement:

Name	Age	Position
Class III director nominees for election at the 2020 Annual Meeting of Stockholders
Jesse Shefferman	48	Chief Executive Officer and Director
Scott Braunstein, M.D.	56	Director
Class I directors continuing in office until the 2021 Annual Meeting of Stockholders
Richard Levy, M.D.	62	Director
Michael Solomon, Ph.D.	50	Director
Class II directors continuing in office until the 2022 Annual Meeting of Stockholders
Luke Beshar	62	Chairman of the Board
Roger Garceau, M.D.	66	Director
Gregory Sargen	54	Director

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.

Nominees for Election at the 2020 Annual Meeting of Stockholders

Jesse Shefferman co-founded Private ArTara and served as its Chief Executive Officer and a member of its board of directors from November 2017 until the Merger, and has served as our Chief Executive Officer and a member of our board of directors since January 2020. Prior to co-founding Private ArTara, Mr. Shefferman served as vice president and head of business development at Retrophin Inc., a publicly traded company focusing on rare diseases, from March 2014 until October 2017. Prior to Retrophin, Mr. Shefferman served as director, strategy & business development at Vertex Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from September 2012 until March 2014. Mr. Shefferman previously served as an investment banker with Barclays Capital and Lehman Brothers. Mr. Shefferman earned his B.A. in accounting from Gordon College and his MBA and certificate in health sector management from Duke University’s Fuqua School of Business. Our nominating and corporate governance committee believes that Mr. Shefferman’s experience in strategy, management and financial roles in the biopharmaceutical industry provide him with the qualifications to serve on our board of directors.

Scott Braunstein, M.D. served as a member of the board of directors of Private ArTara from June 2018 until the Merger, and has served as a member of our board of directors since January 2020. In August 2019, Dr. Braunstein began serving as president and chief executive officer of Marinus Pharmaceuticals, Inc., a publicly traded clinical stage pharmaceutical company. Dr. Braunstein has served as an operating partner at Aisling Capital, a private investment firm, since September 2015 and previously served as the chief operating officer, senior vice president of strategy and corporate development, and chief strategy officer at Pacira Pharmaceuticals, Inc., a publicly traded pharmaceutical provider of non-opioid pain management options, from July 2015 to March 2018. Dr. Braunstein served as a healthcare portfolio manager at Everpoint Asset Management from September 2014 until February 2015. Previously, from 2002 until June 2014, Dr. Braunstein worked in various positions at JP Morgan Asset Management, a division of JPMorgan Chase & Co., a publicly traded global financial services firm, most recently as a managing director, senior portfolio manager for the JPM Global Healthcare Fund, and the JPM asset global equity analyst for the U.S. pharmaceutical and biotechnology industry. Dr. Braunstein began his career as a practicing physician, also serving as assistant clinical professor at Albert Einstein College of Medicine and Columbia University Medical Center. Dr. Braunstein currently serves as a member of the board of directors of the following publicly traded companies: Constellation Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, Marinus Pharmaceuticals, Inc., Esperion Therapeutics, Inc., a late-stage pharmaceutical company, Trevena, Inc., a biopharmaceutical company, and Ziopharm Oncology, a biopharmaceutical company focused on immune-oncology therapies. Dr. Braunstein also currently serves as a member of the board of directors of SiteOne Therapeutics, Inc., a privately held company developing novel pain therapeutics. Dr. Braunstein earned his B.A. from Cornell University and his M.D. from the Albert Einstein College of Medicine at Yeshiva University. Our nominating and corporate governance committee believes that Dr. Braunstein’s significant board experience within the biopharmaceutical industry, as well as his management experience, provide him with the qualifications to serve on our board of directors.

Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders

Richard Levy, M.D. served as a member of the board of directors of Private ArTara from December 2019 until the Merger, and has served as a member of our board of directors since January 2020. Dr. Levy also currently serves on the board of directors of Kodiak Sciences Inc., Kiniksa Pharmaceuticals, Ltd. and Madrigal Pharmaceuticals, Inc., each a publicly traded pharmaceutical company. Dr. Levy also currently serves on the board of directors of Gliknik Inc., a privately-held biopharmaceutical company. Dr. Levy previously served on the board of directors of Aquinox Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from March 2017 until March 2019. Previously, from December 2016 until May 2019, Dr. Levy served as a part-time senior advisor for Baker Bros. Advisors, L.P., a firm that primarily manages long-term investment funds focused on publicly traded life sciences companies. Dr. Levy served as executive vice president and chief drug development officer at Incyte from January 2009 until his retirement in April 2016, and as senior vice president of drug development at Incyte from August 2003 until January 2009. Prior to joining Incyte, Dr. Levy served as vice president, biologic therapies, at Celgene Corporation, a publicly-held biopharmaceutical company, from 2002 until 2003. From 1997 until 2002, Dr. Levy served in various executive positions with DuPont Pharmaceuticals Company, first as vice president, regulatory affairs and pharmacovigilence, and thereafter as vice president, medical and commercial strategy. Dr. Levy served at Novartis, and its predecessor company, Sandoz, from 1991 until 1997 in positions of increasing responsibility in clinical research and regulatory affairs. Prior to joining the pharmaceutical industry, Dr. Levy served as an assistant professor of medicine at the UCLA School of Medicine. Dr. Levy is board certified in internal medicine and gastroenterology and received his A.B. in biology from Brown University, his M.D. from the University of Pennsylvania School of Medicine, and completed his training in internal medicine at the Hospital of the University of Pennsylvania and a fellowship in gastroenterology and hepatology at UCLA. Our nominating and corporate governance committee believes that Dr. Levy’s more than 25 years of experience in the pharmaceutical and biotechnology industries, as well as his extensive board experience, provide him with the qualifications to serve on our board of directors.

Michael Solomon, Ph.D. served as a member of the board of directors of Private ArTara from May 2018 until the Merger, and has served as a member of our board of directors since January 2020. Dr. Solomon has more than 20 years of experience in the biotechnology industry and has spent the last 14 years focused on creating and operating early stage companies. Dr. Solomon has served as chief executive officer of Ribometrix, Inc., a privately held therapeutics company focused on targeting RNA with small molecules, since October 2017. Dr. Solomon served as a venture partner at SV Health Investors from December 2016 until December 2018. Previously, Dr. Solomon served as chief operating officer at Decibel Therapeutics, Inc., a biotechnology company focused on hearing disorders, from 2015 until 2016. Dr. Solomon served as chief operating officer of Ember Therapeutics, Inc., a publicly traded pharmaceutical company, from 2012 until 2015, and as chief business officer of Link Medicine Corporation, a privately held biopharmaceutical company, from 2009 until 2012. Dr. Solomon was a founder and vice president of discovery at Epizyme Therapeutics, Inc., a clinical stage biopharmaceutical company, and vice president of discovery at Hypnion, Inc., a sleep disorder company that was sold to Lilly in 2007. Dr. Solomon currently serves on the board of directors of Ribometrix, Inc., a privately held platform therapeutics company. Dr. Solomon earned his B.S. in chemistry from the University of Massachusetts, Amherst and his Ph.D. in organic chemistry from the University of Wisconsin. Our nominating and corporate governance committee believes that Dr. Solomon’s industry experience in creating and operating early stage companies provide him with the qualifications to serve on our board of directors.

Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders

Luke Beshar served as a member of the board of directors of Private ArTara from October 2018 until the Merger, and has served as a member of our board of directors since January 2020. Mr. Beshar has over 35 years of experience in serving as the chief financial officer for publicly-traded and privately-held pharmaceutical companies. Mr. Beshar has served on the board of directors of Trillium Therapeutics Inc., a publicly traded immuno-oncology company, since March 2014, and has served on the board of directors of RegenxBio, Inc., a publicly traded leading clinical-stage gene therapy company, since May 2015. Prior to his board service, Mr. Beshar served as executive vice president, chief financial officer of NPS Pharmaceuticals, Inc., a publicly traded pharmaceutical company that specialized in drugs for gastrointestinal disorders, from 2007 until February 2015 when the company was acquired by Shire plc. Prior to NPS Pharmaceuticals, Mr. Beshar served as executive vice president, strategy and corporate development and executive vice president, chief financial officer of Cambrex Corporation, a publicly traded life sciences company that provides products and services for small molecule active pharmaceutical ingredients, from 2002 until 2007. Mr. Beshar began his career with Arthur Andersen & Co. and is a certified public accountant. Mr. Beshar earned his B.A. in accounting and financial administration from Michigan State University and is a graduate of The Executive Program at the Darden

Graduate School of Business at the University of Virginia. Our nominating and corporate governance committee believes that Mr. Beshar’s management experience as the chief financial officer for publicly-traded and privately-held pharmaceutical companies, as well as his current director experience on other publicly held companies provide him with the qualifications and skill to serve on our board of directors.

Roger Garceau, M.D. served as a member of the board of directors of Private ArTara from January 2019 until the Merger, and has served as a member of our board of directors since January 2020. Dr. Garceau has more than 30 years of broad pharmaceutical industry experience. He has served as a member of the board of directors of Entera Bio Ltd., a biotechnology company specializing in the oral delivery of large molecules and biologics, and has served as its chief development advisor since December 2016. Prior to joining Entera, Dr. Garceau served as chief medical officer and executive vice president of NPS Pharmaceuticals, Inc., a publicly traded pharmaceutical company that specialized in drugs for gastrointestinal disorders, since December 2008 and January 2013, respectively, until February 2015, when NPS Pharmaceuticals was acquired by Shire plc. Previously, Dr. Garceau has also served in several managerial positions with NPS Pharmaceuticals, Inc., Sanofi-Aventis and Pharmacia Corporation. Dr. Garceau has served as a member of the board of directors of Enterome SA, a privately held clinical-stage biopharmaceutical company, since December 2016. Dr. Garceau is a board-certified pediatrician and is a fellow of the American Academy of Pediatrics. Dr. Garceau earned his B.S. in biology from Fairfield University and his M.D. from the University of Massachusetts Medical School. Our nominating and corporate governance committee believes that Dr. Garceau’s pharmaceutical industry experience, both in management and at the board level, provide him with the qualifications to serve on our board of directors.

Gregory Sargen served as a member of the board of directors of Private ArTara from November 2019 until the Merger, and has served as a member of our board of directors since January 2020. Mr. Sargen joined Cambrex Corporation, a publicly traded life sciences company, in February 2003 and has held various roles at Cambrex. Mr. Sargen has served as its chief financial officer and executive vice president since September 2018 and executive vice president, corporate development and strategy since January 2017. Mr. Sargen previously served as executive vice president and chief financial officer from January 2011 until January 2017 and vice president and chief financial officer since February 2007. Mr. Sargen also previously served as vice president, finance at Cambrex Corporation. Previously, Mr. Sargen served as executive vice president, finance / chief financial officer and vice president/corporate controller at Exp@nets, Inc., a communication company, from 1999 until 2002. Mr. Sargen previously served as vice president, finance and controller at Fisher Scientific International’s Chemical Manufacturing Division from 1996 until 1998. Mr. Sargen has held various positions in finance, accounting and audit with Merck & Company, Inc., Heat and Control, Inc. and Deloitte & Touche. Mr. Sargen currently serves on the board of directors of Avid Bioservices, Inc., a publicly traded biologics contract development and manufacturing organization. Mr. Sargen is a certified public accountant (non-practicing). Mr. Sargen earned his B.S. in accounting from Pennsylvania State University and his MBA in finance from The Wharton School of the University of Pennsylvania. Our nominating and corporate governance committee believes that Mr. Sargen’s industry experience, both in management and at the board level, provide him with the qualifications to serve on our board of directors.

information regarding the board of directors and corporate governance

Independence of the Board of Directors

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”). Under the Nasdaq listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, and any of his or her family members, and ArTara, our senior management and independent auditors, our board of directors has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Beshar, Dr. Braunstein, Dr. Garceau, Dr. Levy, Mr. Sargen and Dr. Solomon. In making this determination, our board of directors found that none of these directors had a material or other disqualifying relationship with the Company. Mr. Shefferman, by virtue of his position as our Chief Executive Officer, is not independent.

Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our board of directors considered the applicable Nasdaq rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock.

Board Leadership Structure

Our board of directors has an independent chair, Mr. Beshar, who has authority, among other things, to call and preside over meetings of our board of directors, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to our board of directors. Accordingly, Mr. Beshar has substantial ability to shape the work of our board of directors. We believe that separation of the positions of board chair and chief executive officer reinforces the independence of the board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent board chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of the Company and our stockholders. As a result, we believe that having an independent board chair can enhance the effectiveness of the board as a whole.

Role of the Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements.

In connection with its reviews of the operations of our business, our full board of directors addresses the primary risks associated with our business including, for example, strategic planning and cybersecurity. Our board of directors appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge. Further, our board of directors has been closely monitoring the rapidly evolving COVID-19 pandemic, its potential effects on our business, and risk mitigation strategies.

Meetings of the Board of Directors and its Committees

Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met nine times during our last fiscal year. The audit committee met four times during our last fiscal year. The compensation committee met one time during our last fiscal year. The nominating and corporate governance committee did not meet during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served. We encourage our directors and nominees for director to attend our Annual Meeting of stockholders.

The board of directors of Private ArTara met five times during the last fiscal year. The audit committee of Private ArTara met once during the last fiscal year, the compensation committee of Private ArTara met once during the last fiscal year and the nominating and corporate governance committee of Private ArTara met once during the last fiscal year. Each of the members of our board of directors who were members of the board of directors of Private ArTara attended 75% or more of the aggregate number of meetings of the board of directors of Private ArTara and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member of Private ArTara.

Information Regarding Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Our board of directors has adopted written charters for each of our committees, which are available to stockholders on our investor relations website at ir.artaratx.com.

The following table provides membership for the year ended December 31, 2019 for each of the committees of Private ArTara:

Name	Audit	Compensation	Nominating and Corporate Governance
Jesse Shefferman
Luke Beshar	X		X*
Scott Braunstein, M.D.	X
Roger Garceau, M.D.		X
Richard Levy, M.D.
Gregory Sargen	X*	X
Michael Solomon, Ph.D.		X*	X

____________

*        Committee Chairperson

Our board of directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each committee of our board of directors.

Audit Committee

The audit committee of our board of directors is composed of three directors: Mr. Beshar, Dr. Braunstein and Mr. Sargen, with Mr. Sargen serving as chair of the audit committee.

Our board of directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. Additionally, our board of directors has determined that Mr. Sargen qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our board has considered Mr. Sargen’s formal education and previous and current experience in financial and accounting roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee. The audit committee operates under a written charter adopted by the board of directors which is located on our website at https://ir.artaratx.com/.

The functions of the audit committee include, among other things:

•        evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•        reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•        prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•        reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•        reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•        reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;

•        establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•        reviewing the report that the SEC requires in our annual proxy statement;

•        reviewing and providing oversight of any related-party transactions in accordance with our related-party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•        monitoring the rotation of partners of the independent registered public accounting firm on the audit engagement team as required by law;

•        reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

•        reviewing and evaluating, on an annual basis, the performance of the Audit Committee and the Audit Committee charter;

•        reviewing, on a periodic basis, our investment policy, related-person transaction policy and signing authority to approve any changes to such policies;

•        reviewing the financial statements to be included in the Annual Report on Form 10-K; and

•        discussing with management and the independent registered public accounting firm the results of the annual audit and the results in the quarterly financial statements

Our audit committee also has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties. We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with our management. The audit committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2019, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and filed with the SEC.

Gregory Sargen, Chair
Luke Beshar
Scott Braunstein, M.D.

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The compensation committee of our board of directors is composed of three directors: Dr. Garceau, Mr. Sargen and Dr. Solomon, with Dr. Solomon serving as chair of the compensation committee. All members of the compensation committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards.

Each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our board of directors has determined that each of these individuals is ‘‘independent’’ as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. The compensation committee operates under a written charter adopted by the board of directors which is located on our website at https://ir.artaratx.com/.

The functions of this committee include, among other things:

•        reviewing and approving (or if it deems appropriate, making recommendations to our board of directors regarding) our overall compensation strategy and policies;

•        reviewing and approving (or if it deems appropriate, making recommendations to our board of directors regarding) corporate performance goals and objectives, which support and reinforce the Company’s long-term strategic goals, relevant to the Company’s overall compensation strategy and policies;

•        evaluating and approving (or if it deems appropriate, making recommendations to the board of directors regarding) all compensation plans and programs advisable for the Company, as well as the modification or termination of existing plans and programs;

•        making recommendations to our board of directors regarding the compensation and other terms of employment of our chief executive officer;

•        reviewing and approving (or if it deems appropriate, making recommendations to our board of directors regarding) performance goals and objective relevant to the compensation of our other officers and assessing their performance against these goals and objectives;

•        reviewing and making recommendations to our board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•        evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•        establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;

•        reviewing and approving (or if it deems it appropriate, making recommendations to our board of directors regarding) the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our officers;

•        reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•        reviewing and considering the results of any advisory vote on executive compensation, as applicable;

•        administering the Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”); and

•        reviewing and evaluating, on an annual basis, the performance of the compensation committee and the compensation committee charter.

The compensation committee will have the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties. We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee Processes and Procedures

Our Compensation Committee meets at least annually and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. In consultation with management, the agenda for each compensation committee meeting is developed by the chair of the compensation committee and incorporates guidance from an annual work plan. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.

The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Generally, the compensation committee’s process comprises two related elements: the determination of compensation levels and the establishment of corporate performance objectives for the current year. For executives other than our Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the Chairman of the board and guided by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of any compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors is composed of two directors: Mr. Beshar and Dr. Solomon, with Mr. Beshar serving as chair of the nominating and corporate governance committee. All members of the nominating and corporate governance committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The nominating and corporate governance committee operates under a written charter adopted by the board of directors which is located on our website at https://ir.artaratx.com/.

The functions of this committee include, among other things:

•        identifying, reviewing and evaluating candidates to serve on our board of directors;

•        determining the minimum qualifications for service on our board of directors

•        reviewing and evaluating incumbent directors and the performance of our board of directors;

•        evaluating, nominating and recommending individuals for membership on our board of directors;

•        making recommendations regarding the membership of the committees of our board of directors;

•        assessing the performance of the board of directors, including its committees;

•        developing a set of corporate governance guidelines for the combined company; and

•        reviewing and evaluating on an annual basis the performance of the Nominating and Governance Committee and the Nominating and Governance Committee charter.

The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having a diverse personal background, perspective and experience, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of ArTara and the long-term interests of our stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability.

The nominating and corporate governance committee appreciates the value of thoughtful board refreshment, and regularly identifies and considers qualities, skills and other director attributes that’s would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board of directors by majority vote.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The nominating and corporate governance committee will evaluate any director nominees received from stockholders in the same manner as recommendations received from management or members of our board of directors. Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to our board of directors may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: 1 Little West 12th Street, New York, New York 10014, Attn: Secretary. Any such submission must be provided at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of stockholder. Submissions must include (i) the full name, age, business address and residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Submissions must also include (i) the name and address of the Company stockholder on whose behalf the submission is made, as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (ii) a representation that such stockholder will notify the Company in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) a description of any agreement, arrangement or understanding with respect to such nomination between or among such stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that such stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, such stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder, or any such beneficial owner, or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that such stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a representation that the such stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (vi) a representation whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

Stockholder Communications with our Board of Directors

Our board of directors has adopted a formal process by which stockholders may communicate with the board or any of its directors. Stockholders who wish to communicate with our board of directors may do so by sending written communications addressed to our Secretary at 1 Little West 12th Street, New York, New York 10014, Attn: Secretary. Our Secretary will review each communication and will forward such communication to the board of directors or any of its directors to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate. Communications deemed by the Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.

Code of Business Conduct and Ethics

We have adopted the ArTara Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at ir.artaratx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Proposal 2

Ratification of Marcum LLP as our Independent Registered
Public Accounting Firm

The audit committee of our board of directors has selected Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Prior to the completion of the Merger, Marcum LLP served as the independent auditors of Private ArTara and on March 18, 2020, our audit committee approved the engagement of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Representatives of Marcum LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholders ratification of the selection of Marcum LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of ArTara and our stockholders.

The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Marcum LLP.

Changes in the Company’s Certifying Accountant Fees and Services

Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2019. On March 18, 2020, our audit committee approved the dismissal of Ernst & Young LLP effective as of March 23, 2020. On March 18, 2020, our audit committee approved the engagement of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

The reports of Ernst & Young LLP on our financial statements for each of the two fiscal years ended December 31, 2019 and December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of our financial statements for each of the two fiscal years ended December 31, 2019 and December 31, 2018, and during the subsequent interim period through March 23, 2020 (the effective date of Ernst & Young’s dismissal), there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their reports

During the years ended December 31, 2019 and 2018, and the subsequent interim period through March 23, 2020, neither we nor anyone on our behalf consulted with Marcum LLP regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Marcum LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Principal Accountant Fees and Services

The following table represents aggregate fees billed by Marcum LLP for the audit of Private ArTara’s financial statements for the year ended December 31, 2019 and 2018 and other fees billed for other services rendered by Marcum LLP during those periods.

	Fiscal Year Ended
	2019	2018
Audit Fees	$65,000	$100,000
Audit-related Fees (specifically describe audit-related fees incurred)	165,000	—
Tax Fees (specifically describe tax fees incurred)	—	—
All Other Fees (specifically describe all other fees incurred)	—	—
Total Fees	$230,000	$100,000

All fees described above were pre-approved by the audit committee of the board of directors of Private ArTara.

During the fiscal year ended December 31, 2019, all of the total hours expended on our financial audit by Marcum LLP were provided by Marcum LLP’s full-time permanent employees.

The following table represents aggregate fees billed by Ernst & Young LLP for the audit of our financial statements for the year ended December 31, 2019 and 2018 and other fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal Year Ended
	2019	2018
Audit Fees	$461,000	$445,000
Audit-related Fees (specifically describe audit-related fees incurred)	—	—
Tax Fees (specifically describe tax fees incurred)	—	—
All Other Fees (specifically describe all other fees incurred)	—	—
Total Fees	$461,000	$445,000

All fees described above were pre-approved by our audit committee.

Pre-Approval Policies and Procedures

Our audit committee exercises its pre-approval authority over audit and non-audit services rendered by our independent registered public accounting firm, Marcum LLP, as a general practice. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Marcum LLP is compatible with maintaining the principal accountant’s independence.

Our Board Of Directors Recommends A Vote FOR The Ratification Of Marcum LLP As Our
Independent Registered Public Accounting Firm.

Proposal 3

Advisory Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract, retain and motivate talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, our board of directors is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders of ArTara Therapeutics, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Summary Compensation Table and the related compensation tables and narrative disclosure in the Proxy Statement for the Company’s Annual Meeting of Stockholders to be held on June 9, 2020.”

Because the vote is advisory, it is not binding on our board of directors. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, our board of directors and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting.

Our Board Of Directors Recommends A Vote FOR the Approval, on an Advisory Basis, of the
Compensation of our Named Executive Officers.

Proposal 4

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY
STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, the Company is asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, our board of directors recommends that the stockholders select a frequency of one year.

After considering the benefits and consequences of each alternative, our board of directors recommends that the advisory vote on the compensation of the Company’s named executive officers be submitted to the stockholders every year.

Our board of directors believes that an annual advisory vote on the compensation of the Company’s named executive officers will allow stockholders to provide the board of directors with their regular direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement.

While our board of directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the highest number of votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.

Our board of directors and our compensation committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, our board of directors will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on our board of directors or the Company, our board of directors may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or our board of directors.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of the advisory vote on executive compensation that has been selected by stockholders.

Our Board Of Directors Recommends a Vote For “1 Year” on the Frequency of Solicitation of
Advisory Stockholder Approval of Executive Compensation.

Executive Officers

The following table sets forth, for our executive officers, their ages and position held with us as of the date of this proxy statement:

Name	Age	Principal Position
Jesse Shefferman	48	President, Chief Executive Officer and Director
Blaine Davis	46	Chief Financial Officer
Jacqueline Zummo, Ph.D., MPH, MBA	39	Senior Vice President, Research Operations
Julio Casoy, M.D.	69	Chief Medical Officer

Biographical information for Jesse Shefferman is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”

Blaine Davis has served as our Chief Financial Officer since February 2020. Mr. Davis brings more than 20 years of experience in investor relations, corporate affairs, and sales and marketing at life sciences companies focused on rare diseases. Prior to joining the Company, Mr. Davis served as vice president, head of investor relations and corporate communications at Insmed, Inc. starting in July 2017. Previously, Mr. Davis held multiple executive leadership positions at Endo International plc from May 2008, including senior vice president and general manager, specialty pharmaceuticals; president of Endo Ventures Limited; and senior vice president, investor relations and corporate communications. Prior to Endo, Mr. Davis held positions in corporate and business development and investor relations at Bristol-Myers Squibb. Mr. Davis holds a Bachelor of Arts in biology and psychology with a minor in economics from Middlebury College.

Jacqueline Zummo, Ph.D., MPH, MBA has served as our Senior Vice President, Research Operations since January 2020. Dr. Zummo joined Private ArTara in November 2017 and began serving as its vice president, clinical research medical affairs, before serving as vice president, research operations from March 2019 until the Merger. Prior to joining Private ArTara, Dr. Zummo served as assistant vice president, medical affairs at Vyera Pharmaceuticals, LLC, a privately held biopharmaceutical company, from November 2015 until September 2017. Dr. Zummo previously served as medical director at Alkermes, Inc. from 2012 until November 2015, associate director, medical affairs at Sunovion Pharmaceuticals Inc. from 2008 until 2012 and senior manager, neuroscience medical affairs at Wyeth Pharmaceuticals from 2002 until 2008. Dr. Zummo earned her B.A. from Penn State University, her MBA in healthcare marketing from Benedictine University, her MPH in epidemiology from Benedictine University, and her Ph.D. in global health sciences from Nova Southeastern University.

Julio Casoy has served as our Chief Medical Officer since January 2020, after previously serving as chief medical officer of Private ArTara from February 2019 until the Merger. Prior to joining Private ArTara, Dr. Casoy served as chief medical officer at Velocity Fund Partners, a private equity firm focused on the life sciences and healthcare services, and as chief medical officer at InClinica, a global research consulting, clinical development and manufacturing company where he oversaw all scientific activities with Velocity assets and CRO activities, both from January 2018 until January 2019. From November 2015 until July 2017, Dr. Casoy served as senior vice president of medical affairs at Turing Pharmaceuticals, a privately held pharmaceutical company. From November 2013 until November 2015, Dr. Casoy served as senior vice president clinical research and medical affairs at Popsi Cube-Fovea, a clinical research organization. From March 2014 until November 2015, Dr. Casoy served as chief medical officer at Synaerion Therapeutics, Inc., a privately held biotechnology company. Prior to Synaerion, Dr. Casoy served as vice president medical affairs at Alkermes PLC, a publicly traded pharmaceutical manufacturing and biopharmaceutical company, from August 2011 until September 2013. Dr. Casoy began his career at Wyeth Pharmaceuticals Inc., a pharmaceutical company that was subsequently acquired by Pfizer, Inc., and served in various positions of increasing responsibility during his 24 years at Wyeth, most recently serving as vice president global medical affairs, compliance / intercontinental medical director during his last six years at Wyeth. Dr. Casoy practiced medicine in internal medicine and rheumatology for six years before working in the biotechnology and pharmaceutical industries. Dr. Casoy earned his degree in internal medicine from Escola Paulista de Medicina, his master in health and hospital management from Escola de Administracao de Empresas Fundacao Getulio Vargas & Hospital das Clinicas da Universidade de Sao Paulo and his specialization in rheumatology from Escola Paulista de Medicina.

Executive Compensation

Prior to the Merger and for the year ended December 31, 2019, our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, were:

•        Timothy Noyes, our former President and Chief Executive Officer;

•        George Eldridge, our former Senior Vice President and Chief Financial Officer; and

•        Steven Burke M.D., our former Senior Vice President and Chief Medical Officer.

We have also included the principal executive officer and the two most highly compensated officers of Private ArTara for the year ended December 31, 2019 below:

•        Jesse Shefferman, our Chief Executive Officer;

•        Jacqueline Zummo, Ph.D., MPH, MBA, our Senior Vice President, Research Operations; and

•        Julio Casoy, M.D. our Chief Medical Officer.

Mr. Shefferman, Dr. Zummo and Dr. Casoy each became an executive officer of the Company in connection with the closing of the Merger in January 2020.

Summary Compensation Table

The following table shows for the fiscal years ended 2019 and 2018, compensation awarded to or paid to, or earned by, our named executive officers and the principal executive officer and two most highly compensated officers of Private ArTara.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Timothy Noyes	2019	$411,347	$—	$710,045	$—	$561,218	$1,682,610
Former President, Chief Executive Officer and Director	2018	531,914	—	829,200	265,957	3,875	1,630,946

George Eldridge	2019	377,278	—	288,028	151,124	445,288	1,261,718
Former Chief Financial Officer	2018	365,034	—	439,380	142,363	2,291	949,068

Steven Burke, M.D.	2019	261,966	—	288,028	—	452,720	1,002,714
Former Chief Medical Officer	2018	434,948	—	439,380	173,979	4,904	1,053,212

Jesse Shefferman	2019	343,621	—	—	—	35,455	379,076
President, Chief Executive Officer and Director	2018	268,049	—	—	—	32,771	300,820

Jacqueline Zummo, Ph.D., MPH, MBA	2019	289,425	—	47,065	—	17,162	353,652
Senior Vice President, Research Operations	2018	185,158	56,250	192,515	—	16,781	450,704

Julio Casoy, M.D.(6)	2019	348,504	—	255,920	—	18,067	622,491
Chief Medical Officer	2018	—	—	—	—	—	—

____________

(1)      Salaries for Mr. Noyes, Mr. Eldridge and Dr. Burke include amounts contributed by each officer to our 401(k) plan.

(2)      The $56,250 bonus paid to Dr. Zummo represents the amount earned in 2018 and paid in 2019 for her continuous service through fiscal year 2018, in accordance with the terms of her initial employment agreement with Private ArTara.

(3)      Amounts shown reflect the grant date fair value of options awarded, determined in accordance with the Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation. These amounts exclude the value of estimated forfeitures. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.

(4)      Amounts shown reflect the cash performance bonus amount paid to the named executive officer for each of fiscal year 2018 and 2019 that was earned based on Proteon’s performance. Annual cash incentive compensation earned during the year is typically paid in the following year. The $151,124 bonus paid to Mr. Eldridge in 2019 were performance awards tied to the Merger.

(5)      Amounts shown represent life insurance premiums, health insurance premiums and short-term disability insurance paid (i) by us on behalf of Mr. Noyes, Mr. Eldridge and Dr. Burke and (ii) by Private ArTara on behalf of Mr. Shefferman, Dr. Zummo and Dr. Casoy. These benefits are provided to the named executive officers on the same terms as provided to all of our regular full-time employees in the United States. Amounts also include severance for Mr. Noyes, Mr. Eldridge and Dr. Burke.

(6)      Dr. Casoy became a full-time employee of Private ArTara in February 1, 2019 and did not receive any compensation prior to such date.

Outstanding Equity Awards as of December 31, 2019

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2019, and includes outstanding equity awards held by the principal executive officer and the two most highly compensated executive officers of Private ArTara as of December 31, 2019, giving retroactive effect to the Merger.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable(2)		Number of Securities Underlying Unexercised Options Unexercisable(3)	Option Exercise Price	Option Expiration Date
Timothy Noyes(4)	—		—	$—	—
George Eldridge(4)	—		—	—	—
Steven Burke, M.D.(4)	—		—	—	—
Jesse Shefferman	—		—	—	—
Jacqueline Zummo, Ph.D., MPH, MBA	6,757	(5)	12,318	9.18	7/11/2028
	2,388	(6)	7,149	9.18	12/31/2028
	4,767	(7)	4,770	9.18	9/16/2029
Julio Casoy, M.D.	7,950	(8)	30,201	9.18	4/28/2029

____________

(1)      All of the option awards listed in the table were granted under the Private ArTara 2017 Equity Incentive Plan.

(2)      The number of shares under the option that have vested.

(3)      The number of shares under the option that have not vested.

(4)      Pursuant to separation agreements with the Company, all options held by Mr. Noyes, Mr. Eldridge and Dr. Burke were cancelled for no consideration in connection with the Merger.

(5)      The share numbers and exercise prices reflected are those of options deemed to have been issued to the executive upon completion of the Merger in January 2020. These options were deemed to have been issued upon completion of the Merger in exchange for options to purchase 100,000 shares of Private ArTara common stock, which would have vested monthly over four years following August 1, 2018, at an exercise price of $1.75 per share awarded to the executive by Private ArTara in 2018.

(6)      The share numbers and exercise prices reflected are those of options deemed to have been issued to the executive upon completion of the Merger in January 2020. These options were deemed to have been issued upon completion of the Merger in exchange for options to purchase 50,000 shares of Private ArTara common stock, which would have vested monthly over four years following January 1, 2019, at an exercise price of $1.75 per share awarded to the executive by Private ArTara in 2018.

(7)      The share numbers and exercise prices reflected are those of options deemed to have been issued to the executive upon completion of the Merger in January 2020. These options were deemed to have been issued upon completion of the Merger in exchange for options to purchase 50,000 shares of Private ArTara common stock, of which 22,000 (44%) of the shares vested immediately upon the date of grant, with the remaining 28,000 shares which would have vested monthly in 27 approximately equal monthly increments following September 17, 2019, at an exercise price of $1.75 per share awarded to the executive by Private ArTara in 2019.

(8)      The share numbers and exercise prices reflected are those of options deemed to have been issued to the executive upon completion of the Merger in January 2020. These options were deemed to have been issued upon completion of the Merger in exchange for options to purchase 200,000 shares of Private ArTara common stock, which would have vested monthly over four years following February 1, 2019, at an exercise price of $1.75 per share awarded to the executive by Private ArTara in 2019.

Employment Arrangements and Severance Agreements

Timothy Noyes Separation Agreement and Consulting Agreement

On October 1, 2014, we entered into an amended and restated employment agreement with Mr. Noyes, which provided that, if his employment was terminated by us without cause or by reason of constructive termination (as such terms are defined in the agreement), he was entitled to receive (i) cash severance equal to 12 months of his base salary and (ii) reimbursement of his COBRA premiums for up to 12 months.

On September 30, 2019, we and Mr. Noyes entered into a separation agreement, setting forth the terms of Mr. Noyes’ separation from the Company. Pursuant to the separation agreement, subject to his compliance with certain continuing obligations contained in the separation agreement and in the consulting agreement (as described below), we agreed to provide to Mr. Noyes the following severance benefits: (i) payment of his accrued and unpaid salary and benefits, (ii) the severance payment due to Mr. Noyes pursuant to the employment agreement, and (iii) payment in respect of COBRA premiums. In addition, under the terms of the Separation Agreement, Mr. Noyes agreed to terminate and cancel all of his outstanding stock options previously granted by us.

In connection with the execution of the separation agreement, we, certain of our subsidiaries and Mr. Noyes entered into a consulting agreement, dated effective as of October 1, 2019, pursuant to which Mr. Noyes will provide consulting services to us and certain of our subsidiaries beginning October 1, 2019 and continuing for a period of one year, unless earlier terminated by either party. In exchange for his consulting services, Mr. Noyes will receive a consulting fee of $500.00 per hour.

George Eldridge Separation Agreement

On October 1, 2014, we entered into an amended and restated employment agreement with Mr. Noyes, which provided that, if his employment was terminated by us without cause or by reason of constructive termination (as such terms are defined in the agreement), he was entitled to receive (i) cash severance equal to 12 months of his base salary or, and (ii) reimbursement of his COBRA premiums for up to twelve months.

On December 20, 2019, we and Mr. Eldridge entered into a separation agreement, setting forth the terms of Mr. Eldridge’s separation from ArTara. Pursuant to the separation agreement, subject to his compliance with certain continuing obligations contained in the separation agreement and in the consulting agreement (as described below), we agreed to provide to Mr. Eldridge the following severance benefits: (i) payment of his accrued and unpaid salary and benefits, (ii) the severance payment due to Mr. Eldridge pursuant to the employment agreement, and (iii) payment in respect of COBRA premiums. In addition, under the terms of the Separation Agreement, Mr. Eldridge agreed to terminate and cancel all of his outstanding stock options previously granted by us.

Steven K. Burke, M.D. Separation Agreement

On October 1, 2014, we have entered into an amended and restated employment agreement with Dr. Burke which provided that, if his employment was terminated by us without cause or by reason of constructive termination (as such terms are defined in the agreement), he was entitled to receive (i) cash severance equal to 12 months of his base salary or, and (ii) reimbursement of his COBRA premiums for up to twelve months.

On July 31, 2019, we and Dr. Burke entered into a separation agreement, setting forth the terms of Dr. Burke’s separation from the Company. Pursuant to the separation agreement, subject to his compliance with certain continuing obligations contained in the separation agreement, we agreed to provide to Dr. Burke the following severance benefits: (i) payment of his accrued and unpaid salary and benefits, (ii) the severance payment due to Dr. Burke pursuant to the employment agreement, and (iii) payment in respect of COBRA premiums. In addition, under the terms of the Separation Agreement, Dr. Burke agreed to terminate and cancel all of his outstanding stock options previously granted by us.

Shefferman, Zummo and Casoy Employment and Severance Arrangements

Jesse Shefferman

On November 5, 2019, we entered into, and subsequently amended on December 4, 2019, an employment agreement with Mr. Shefferman. Under the terms of the employment agreement, Mr. Shefferman is entitled to an annual base salary of $510,000, is eligible for our benefit programs, vacation benefits and medical benefits, and is entitled to an annual discretionary bonus equal to 50% of his annual base salary. Additionally, Mr. Shefferman received a special, one-time bonus of $100,000 upon completion of the Merger pursuant to his employment agreement.

Mr. Shefferman’s employment agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause. The agreement provides that if we terminate Mr. Shefferman’s employment without cause or if Mr. Shefferman resigns for good reason, then Mr. Shefferman will be eligible to receive (i) any unpaid base salary through the effective date of termination, (ii) his base salary for a period of 18 months paid in a lump sum, (iii) a one-time lump sum payment equal to 12 months of his bonus at 100% of target, (iv) reimbursement of all business expenses for which he is entitled, (v) reimbursement of COBRA premium costs for the same level of coverage he had during employment for 12 months, (vi) pro-rata vesting of any outstanding equity awards to the extent Mr. Shefferman is not employed through the one-year anniversary of the applicable grant date of such outstanding equity awards and (vii) any unused and accrued vacation.

Jacqueline Zummo, Ph.D., MPH, MBA

On December 17, 2019, we entered into an employment agreement with Dr. Zummo. Under the terms of the employment agreement, Dr. Zummo’s compensation consists of base salary of $325,000 and she is entitled to a discretionary bonus equal to 30% of her annual base salary. Dr. Zummo is also eligible for our benefit programs, vacation benefits and medical benefits.

Dr. Zummo’s employment agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause. The agreement provides that if we terminate Dr. Zummo’s employment without cause or if Dr. Zummo resigns for good reason, then Dr. Zummo will be eligible to receive (i) any unpaid base salary through the effective date of termination, (ii) her base salary for a period of nine months paid in a lump sum, (iii) a one-time lump sum payment equal to nine months of her bonus at target, (iv) reimbursement of all business expenses for which she is entitled, (v) reimbursement of any healthcare premium costs for nine months, at the same level of coverage as she had during employment, (vi) pro-rata vesting of any outstanding equity awards to the extent Dr. Zummo is not employed through the one-year anniversary of the applicable grant date of such outstanding equity awards and (vii) any unused and accrued vacation.

Julio Casoy, M.D.

On February 6, 2020, we entered into an employment agreement with Dr. Casoy. Under the terms of the employment agreement, Dr. Casoy is entitled to an annual base salary of $400,000, is eligible for our benefit programs, vacation benefits and medical benefits, and is entitled to an annual discretionary bonus equal to 35% of his annual base salary.

Dr. Casoy’s employment agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause. The agreement provides that if we terminate Dr. Casoy employment without cause (as defined in the employment agreement) or if Dr. Casoy resigns for good reason, then Dr. Casoy will be eligible to receive (i) any unpaid base salary through the effective date of termination, (ii) his base salary for a period of nine months paid in a lump sum, (iii) a one-time lump sum payment equal to nine months of his bonus at target, (iv) reimbursement of all business expenses for which he is entitled, (v) reimbursement of any healthcare premium costs for nine months, at the same level of coverage as he had during employment, (vi) pro-rata vesting of any outstanding equity awards to the extent that Dr. Casoy is not employed through the one-year anniversary of the applicable grant date of such outstanding equity awards and (vii) any unused and accrued vacation.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2019. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1) (2) (3)	111	$218.40	128,977
Equity compensation plans not approved by stockholders	—	—	—
Total	111	$218.40	128,977

____________

(1)      This table does not include the number of shares issuable upon exercise of issued and outstanding awards under the ArTara Subsidiary, Inc. 2017 Equity Incentive Plan (the “Private ArTara Plan”), which we assumed upon the closing of the Merger. No new awards may be issued under the Private ArTara Plan. As of January 15, 2020, a total of 219,699 shares of our common stock were reserved for issuance upon the exercise of outstanding options under the Private ArTara Plan.

(2)      As of December 31, 2019, 128,977 shares remained available for issuance under the 2014 Plan, which became effective in August 2017. The number of shares of our common stock reserved for issuance under the 2014 Plan is increased (i) from time to time by the number of shares of our common stock forfeited upon the expiration, cancellation, forfeiture, cash settlement or other termination of awards under the 2014 Incentive Plan and (ii) on January 1 of each year, by a number of shares of common stock equal to the lesser of (x) 4% of the shares of common stock outstanding at such time or (y) a number of shares as determined by our board of directors.

(3)      As of December 31, 2019, 497,427 shares were reserved for issuance under our 2014 Employee Stock Purchase Plan, which became effective in August 2014.

401(k) Plan

In February 2020, we established a safe harbor 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching contributions, up to a maximum of 4% of each employee’s annual salary, to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Limitations on Liability and Indemnification Matters

Our sixth amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•        any breach of the director’s duty of loyalty to the corporation or its stockholders;

•        any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•        any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our sixth amended and restated certificate of incorporation also provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our amended and restated bylaws also provide our board of directors with discretion to indemnify our other officers and employees when determined appropriate by our board of directors. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our sixth amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy.

Hedging Prohibition

As part of our insider trading policy, no officer, director, other employee or consultant may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our common stock at any time. In addition, no officer, director, other employee or consultant may margin, or make any offer to margin, or otherwise pledge as security, any of our common stock, including without limitation, borrowing against such stock, at any time.

Non-Employee Director Compensation

The following table sets forth the compensation (cash and equity) received by our non-employee directors and the non-employee directors of Private ArTara during the year ended December 31, 2019. Mr. Canute, Mr. Haines, Mr. Kingsley and Mr. Leff resigned as members of our board of directors on April 15, 2019. Dr. Birner, Mr. Bohlin, Dr. Freund and Mr. Hastings resigned as members of our board of directors on January 9, 2020, in connection with the closing of the Merger. Each of Mr. Beshar, Dr. Braunstein, Dr. Garceau, Dr. Levy, Mr. Sargen and Dr. Solomon were awarded restricted stock units outside of the Non-Employee Director Compensation Policy (described below) in January 2020.

Name	Fees Earned or Paid in Cash	Option Awards(1)(2)	Total
Hubert Birner, Ph.D.	$38,750	$—	$38,750
Garen Bohlin	53,750	—	53,750
Scott A. Canute	11,250	—	11,250
John G. Freund, M.D.	46,250	—	46,250
Tim Haines	10,938	—	10,938
Paul Hastings	85,625	—	85,625
Stuart A. Kingsley	10,625	—	10,625
Jonathan Leff	10,000	—	10,000
Luke Beshar(3)	41,250	70,378	111,628
Scott Braunstein, M.D.(4)	11,875	105,567	117,442
Roger Garceau, M.D.(5)	14,000	70,378	84,378
Richard Levy, M.D.	3,750	—	3,750
Gregory Sargen	6,375	—	6,375
Michael Solomon, Ph.D.(6)	12,500	70,378	82,878

____________

(1)      Amount reported represents the aggregate grant date fair value of stock options granted to our directors during 2019 under our 2017 Equity Incentive Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited consolidated financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the non-employee director.

(2)      As of December 31, 2019, the aggregate number of shares underlying outstanding options and restricted stock unit awards held by each of our non-employee directors, giving retroactive effect to the Merger, was as follows:

Name	Number of Shares Underlying Options	Number of Restricted Stock Units
Hubert Birner	—	—
Garen Bohlin	—	—
Scott A. Canute	—	—
John G. Freund, M.D.	—	—
Tim Haines	—	—
Paul Hastings	—	—
Stuart A. Kingsley	—	—
Jonathan Leff	—	—
Luke Beshar	29,566	—
Scott Braunstein, M.D.	44,348	—
Roger Garceau, M.D.	22,890	—
Richard Levy, M.D.	—	—
Gregory Sargen	—	—
Michael Solomon, Ph.D.	29,565	—

(3)      The fair value of the option award reflect options deemed to have been issued to the director upon completion of the Merger in January 2020. These options were deemed to have been issued upon completion of the Merger in exchange for options to purchase 55,000 shares of Private ArTara common stock, which would have vested monthly over four years following April 1, 2019, at an exercise price of $1.75 per share awarded to the director by Private ArTara in 2019.

(4)      The fair value of the option award reflect options deemed to have been issued to the director upon completion of the Merger in January 2020. These options were deemed to have been issued upon completion of the Merger in exchange for options to purchase 82,500 shares of Private ArTara common stock, which would have vested monthly over four years following April 1, 2019, at an exercise price of $1.75 per share awarded to the director by Private ArTara in 2019.

(5)      The fair value of the option award reflect options deemed to have been issued to the director upon completion of the Merger in January 2020. These options were deemed to have been issued upon completion of the Merger in exchange for options to purchase 55,000 shares of Private ArTara common stock, which would have vested monthly over four years following April 1, 2019, at an exercise price of $1.75 per share awarded to the director by Private ArTara in 2019.

(6)      The fair value of the option award reflect options deemed to have been issued to the director upon completion of the Merger in January 2020. These options were deemed to have been issued upon completion of the Merger in exchange for options to purchase 55,000 shares of Private ArTara common stock, which would have vested monthly over four years following April 1, 2019, at an exercise price of $1.75 per share awarded to the director by Private ArTara in 2019.

Mr. Shefferman, our chief executive officer, is also a member of our board of directors but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by these executive officers.

Non-Employee Director Compensation Policy

Prior to the Merger, our non-employee directors were eligible to receive compensation for service on our board of directors pursuant to the non-employee director compensation policy put in place at the time of our initial public offering. Pursuant to the non-employee director compensation policy that was in effect on December 31, 2019 our non-employee directors were entitled with the following compensation for their services:

•        an annual cash retainer of $35,000 for all non-employee directors;

•        an annual cash retainer of $65,000 for the chair of our board of directors (in lieu of the annual cash retainer above);

•        an additional annual cash retainer of $7,500, $5,000 and $3,750 for service as a member of the audit committee, the compensation committee and the nominating and corporate governance committee, respectively;

•        an additional annual cash retainer of $15,000, $10,000 and $7,500 for service as chair of the audit committee, the compensation committee and the nominating and corporate governance committee, respectively (in lieu of the committee member retainer above);

•        an initial option grant, for new non-employee directors, to purchase 13,333 shares of our common stock (on a pre-Reverse Stock Split basis), vesting in 36 equal monthly installments; and

•        an annual option grant to purchase 12,000 shares of our common stock (on a pre-Reverse Stock Split basis), vesting on the date immediately prior to the next following annual stockholder meeting, which annual option grant shall be made at the close of business on the date of each of our annual stockholder meetings.

In connection with the Merger, we adopted the ArTara Therapeutics, Inc. Non-Employee Director Compensation Policy (as amended, the “Non-Employee Director Compensation Policy”) in January 2020. The Non-Employee Director Compensation Policy was subsequently amended in March 2020. Under the Non-Employee Director Compensation Policy, as amended, each of our non-employee directors is eligible to receive compensation for service on our board of directors and committees of our board of directors, with cash compensation (as described below) deemed effective as of the later of (i) October 1, 2019 or (ii) the date such non-employee director was appointed or elected to our board of directors.

The Non-Employee Director Compensation Policy provides our non-employee directors with the following compensation for their services:

•        an annual cash retainer of $35,000 for all non-employee directors;

•        an annual cash retainer of $115,000 for the chair of our board of directors (in addition to the annual cash retainer above);

•        an additional annual cash retainer of $7,500, $5,000, $5,000 and $10,000 for service as a member of the audit committee, the compensation committee, the nominating and corporate governance committee and the scientific advisory committee, respectively;

•        an additional annual cash retainer of $15,000, $10,000, $7,500 and $20,000 for service as chair of the audit committee, the compensation committee, the nominating and corporate governance committee and the scientific advisory committee, respectively (in lieu of the committee member retainer above);

•        an initial option grant, for new non-employee directors, to purchase 13,800 shares of our common stock, vesting in 36 equal monthly installments; and

•        an annual option grant to purchase 9,200 shares of our common stock, vesting on the earlier of (1) the one-year anniversary of the date of grant and (2) the date immediately prior to the next following annual stockholder meeting, which annual option grant shall be made at the close of business on the date of each of our annual stockholder meetings.

The compensation committee of our board of directors is currently reviewing the Non-Employee Director Compensation Policy as part of its regular review of the compensation practices of the Company and this policy is subject to change before or after the Annual Meeting.

All vesting of the equity awards granted under the Non-Employee Director Compensation Policy is subject to the director’s continuous service as of each applicable vesting date. Notwithstanding the foregoing, in the event of a “change in control” (as defined in the 2014 Plan), all shares subject to any then-outstanding and unvested equity awards granted pursuant to the Non-Employee Director Compensation Policy will become fully vested immediately prior to the closing of such change in control.

Security Ownership of
Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock as of April 13, 2020 by:

•        each person or entity known by us to be beneficial owners of more than five percent of our common stock;

•        each of our directors;

•        each of our named executive officers; and

•        all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options held by such person that are currently exercisable or will become exercisable within 60 days of April 13, 2020 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless noted otherwise, the address of all listed stockholders is c/o ArTara Therapeutics, Inc., 1 Little West 12th Street, New York, New York 10014.

Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders
Opaleye, L.P.(2)	2,208,472	37.8%
Jesse Shefferman(3)	790,274	13.5%
Randall Marshall(4)	654,020	11.2%
DRW Venture Capital LLC(5)	448,751	7.7%
Entities Affiliated with Deerfield Management(6)	432,670	7.4%
Entities Affiliated with Ikarian Capital(7)	307,308	5.3%
Directors and Named Executive Officers
Jesse Shefferman(3)	790,274	13.5%
Jacqueline Zummo, Ph.D., MPH, MBA(8)	47,297	*
Blaine Davis	—	—
Julio Casoy, M.D.(9)	12,720	*
Luke Beshar(10)	67,521	1.1%
Scott Braunstein, M.D.(11)	25,949	*
Roger Garceau, M.D.(12)	18,717	*
Richard Levy, M.D.	—	—
Gregory Sargen	—	—
Michael Solomon, Ph.D.(13)	20,840	*
All executive officers and directors as a group (10 persons)	983,318	16.8%

____________

*        Less than one percent.

(1)      This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table .has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 5,843,203 shares outstanding on April 13, 2020, adjusted as required by rules promulgated by the SEC.

(2)      Based solely on a Schedule 13D filed with the SEC by the reporting persons on January 27, 2020, consists of 2,208,472 shares of common stock owned by Opaleye, L.P., a Delaware limited partnership (the “Opaleye Fund”). Opaleye Management Inc., a Massachusetts corporation (the “Opaleye Investment Manager”), is the investment manager of the Opaleye Fund, and James Silverman is the President of the Opaleye Investment Manager. Accordingly, the Opalaye Investment Manager and Mr. Silverman may be deemed to beneficially own the 2,208,472 shares of common stock owned by the Opaleye Fund. The Opaleye Investment Manager and Mr. Silverman share voting and dispositive power over the 2,208,472 shares of common stock they may be deemed to beneficially own with the Opaleye Fund. The Schedule 13D filed by the reporting persons provides information as of January 9, 2020 and, consequently, the beneficial ownership of the reporting persons may have changed between January 9, 2020 and April 13, 2020. The address of the principal business office of each of the reporting persons is One Boston Place, 26th Floor, Boston, Massachusetts 02108.

(3)      Mr. Shefferman is ArTara’s co-founder and Chief Executive Officer. Includes 790,274 shares of common stock owned by Mr. Shefferman.

(4)      Based solely on a Form 4 filed with the SEC by Mr. Marshall on January 9, 2020, includes 654,020 shares of common stock owned by Mr. Marshall.

(5)      Based solely on a Schedule 13G filed with the SEC by the reporting persons on February 22, 2020, consists of 448,751 shares of common stock owned by DRW Venture Capital LLC (“DRW Venture Capital”). DRW Management LLC (“DRW Management”) is the manager of DRW Venture Capital, and DRW Holdings, LLC (“DRW Holdings”) is the manager of DRW Management. Donald R. Wilson, Jr. is the manager of DRW Holdings. Accordingly, DRW Management, DRW Holdings and Mr. Wilson may be deemed to beneficially own the 448,751 shares of common stock owned by DRW Venture Capital. The Schedule 13G filed by the reporting persons provides information as of January 9, 2020 and, consequently, the beneficial ownership of the reporting persons may have changed between January 9, 2020 and April 13, 2020. The address of the principal business office of each of the reporting persons is 540 West Madison Street, Suite 2500, Chicago, Illinois 60661.

(6)      Based solely on a Schedule 13D filed with the SEC by the reporting persons on January 17, 2020, consists of (i) 8,677 shares of common stock owned by Deerfield Partners, L.P. (“Deerfield Partners”), (ii) 21,944 shares of common stock owned by Deerfield Private Design Fund III, L.P. (“Deerfield PDF III”) and (iii) 402,049 shares of common stock owned by Deerfield Private Design Fund IV, L.P. (“Deerfield PDF IV”). Deerfield Mgmt, L.P. (“Deerfield Mgmt”) is the general partner of Deerfield Partners, Deerfield Mgmt III, L.P. (“Deerfield Mgmt III”) is the general partner of Deerfield PDF III and Deerfield Mgmt IV, L.P. (“Deerfield Mgmt IV”) is the general partner of Deerfield PDF IV. Deerfield Management Company, L.P. (“Deerfield Management”) is the investment manager of each of Deerfield Partners, Deerfield PDF III and Deerfield PDF IV. James E. Flynn is the sole member of the general partner of each of Deerfield MGMT, Deerfield MGMT III, Deerfield MGMT IV and Deerfield Management. Accordingly, (i) Deerfield Mgmt may be deemed to beneficially own the 8,677 shares of common stock owned by Deerfield Partners, (ii) Deerfield Mgmt III may be deemed to beneficially own the 21,944 shares of common stock owned by Deerfield PDF III, (iii) Deerfield Mgmt IV may be deemed to beneficially own the 402,049 shares of common stock owned by Deerfield PDF IV and (iv) each of Deerfield Management and Mr. Flynn may be deemed to beneficially own the 432,670 shares of common stock owned by Deerfield Partners, Deerfield PDF III and Deerfield PDF IV. The Schedule 13D filed by the reporting persons provides information as of January 9, 2020 and, consequently, the beneficial ownership of the reporting persons may have changed between January 9, 2020 and April 13, 2020. The address of the principal business office of each of the reporting persons is 780 Third Avenue, 37th Floor, New York, New York 10017.

(7)      Based solely on a Schedule 13G filed with the SEC by the reporting persons on February 22, 2020, consists of (i) 260,171 shares of common stock owned by Ikarian Healthcare Master Fund, L.P, a Cayman Islands exempted limited partnership (the “Ikarian Fund”) and (ii) 47,137 shares of common stock owned by certain management accounts (collectively, the “Managed Accounts”) for which Ikarian Capital, LLC, a Delaware limited liability company (“Ikarian Capital”), acts as a sub-advisor. Ikarian Healthcare Fund GP, L.P., a Delaware limited partnership (“Ikarian GP”), is the general partner of, and may be deemed to indirectly beneficially own securities owned by, the Ikarian Fund. Ikarian Capital is also the general partner of, and may be deemed to indirectly beneficially own, securities beneficially owned by Ikarian GP, and may be deemed to indirectly beneficially own securities owned by the Managed Accounts. Ikarian Capital is ultimately owned and controlled by Chart Westcott Living Trust, of which Chart Westcott serves as the sole trustee (the “Trust”), and Mr. Shahrestani. Accordingly, each of Mr. Westcott, as sole trustee of the Trust, and Mr. Shahrestani may be deemed to indirectly beneficially own securities beneficially owned by Ikarian Capital. The Fund and the Managed Accounts are the record and direct beneficial owners of the securities covered by this statement. The Karian Fund disclaims beneficial ownership of the shares held by the Managed Accounts. The Schedule 13G filed by the reporting persons provides information as of January 9, 2020 and, consequently, the beneficial ownership of the reporting persons may have changed between January 9, 2020 and April 13, 2020. The address of the principal business office of each of the reporting persons is c/o Ikarian Capital, LLC, 100 Crescent Court, Suite 1620, Dallas, Texas 75201.

(8)      Includes (i) 28,613 shares of common stock and (ii) 18,684 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 13, 2020.

(9)      Includes 12,720 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 13, 2020.

(10)    Includes (i) 56,000 shares of restricted stock that are vested or will vest within 60 days of April 13, 2020 and (ii) 11,521 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 13, 2020.

(11)    Includes (i) 8,834 shares of restricted stock that are vested or will vest within 60 days of April 13, 2020 and (ii) 17,115 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 13, 2020.

(12)    Includes (i) 11,000 shares of restricted stock that are vested or will vest within 60 days of April 13, 2020 and (ii) 7,717 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 13, 2020.

(13)    Includes (i) 8,834 shares of restricted stock that are vested or will vest within 60 days of April 13, 2020 and (ii) 12,006 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of April 13, 2020.

Transactions With Related Persons

The following is a summary of transactions since January 1, 2018 to which we have been a participant in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our then directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

Private Placement and the Merger

In September 2019, we entered into a Subscription Agreement, as amended by a First Amendment to Subscription Agreement in November 2019, or collectively, the Subscription Agreement, with Private ArTara and certain purchasers, pursuant to which (i) we issued and sold shares of our common stock at a purchase price of approximately $7.01 per share and shares of our Series 1 convertible non-voting preferred stock at a purchase price of $7,011.47 per share and (ii) Private ArTara issued shares of its common stock at a purchase price of approximately $1.34 per share, for an aggregate purchase price of $42.5 million. Each share of Series 1 convertible non-voting preferred stock is convertible into 1,000 shares of our common stock, subject to certain beneficial ownership conversion limitations. In connection with the Merger, each share of Private ArTara common stock was subsequently exchanged for 0.190756 shares of our common stock. The following table summarizes purchases of our common stock and Private ArTara common stock by related parties pursuant to the Subscription Agreement:

Name(1)(2)	Shares of Common Stock of the Company	Shares of Common Stock of Private ArTara	Total Purchase Price
Opaleye L.P.	1,426,234	—	$10,000,000
DRW Venture Capital, LLC.	—	1,495,349	2,000,000
Ikarian Capital	57,049	—	400,000

____________

(1)      Additional details regarding these entities and their holdings are provided in the section titled “Principal Stockholders.”

(2)      No related parties purchased shares of our Series 1 convertible non-voting preferred stock pursuant to the Subscription Agreement.

2019 Exchangeable Common Stock Offering

In September 2019, Private ArTara entered into an Exchangeable Common Stock Purchase Agreement, and issued and sold 362,318 shares of its exchangeable common stock to Opaleye, L.P., at a purchase price of $1.38 per share, for aggregate consideration of $499,999.

2018 Exchangeable Common Stock Offerings

In January 2018, Private ArTara entered into an Amended and Restated Exchangeable Common Stock Purchase Agreement, as amended by a First Amendment to Amended and Restated Exchangeable Common Stock Purchase Agreement in December 2018, and issued and sold to investors an aggregate of 5,011,999 shares of exchangeable common stock, at a purchase price of $1.75 per share, for aggregate consideration of $8,770,999 between January and December 2018.

The participants in the exchangeable common stock offerings included holders of more than 5% of Private ArTara’s capital stock and an executive officer of Private ArTara. The following table presents the number of shares issued to these related parties in such financing:

Name	Amount Invested ($)	Shares of Exchangeable Common Stock (#)
Opaleye, L.P.	5,499,998	3,142,856
DRW Venture Capital LLC	1,499,999	857,142
Jesse Shefferman	250,000	142,857

In connection with the exchangeable common stock offerings, ArTara entered into a stockholders’ agreement, as amended, with the investors in such offerings, containing information rights and rights of first refusal, among other things. The stockholders’ agreement, as amended, will terminate in connection with the Merger.

Employment Arrangements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation.”

Severance Arrangements

In connection with the Merger, we entered into separation agreements with certain of our named executive officers during the year ended December 31, 2019. For more information regarding these agreements with our named executive officers, see “Executive Compensation.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. For more information regarding these agreements, see “Executive Compensation — Limitations on Liability and Indemnification Matters.”

Related Person Transaction Policy

We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

•        the risks, costs and benefits to us;

•        the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the terms of the transaction;

•        the availability of other sources for comparable services or products; and

•        the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

All of the transactions described above were entered into prior to the adoption of the written policy, but all were approved by our board of directors considering similar factors to those described above.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to ArTara Therapeutics, Inc., 1 Little West 12th Street, New York, New York 10014, Attn: Secretary or call us at (646) 844-0337 or via email at info@artaratx.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Ashley Garry Corporate Secretary

April 23, 2020

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at ir.artaratx.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is also available without charge upon written request to our Secretary at 1 Little West 12th Street, New York, New York 10014, Attn: Secretary or via email at info@artaratx.com.

ARTARA THERAPEUTICS

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/TARA** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TARA

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2020 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends you vote "FOR" both of the director nominees listed:

	For	Withhold		For	Withhold
01 - Jesse Shefferman	☐	☐	02 - Scott Braunstein, M.D.	☐	☐

The Board of Directors recommends you vote "FOR" the following proposal:

	For	Against	Abstain
2. Ratification of the selection of Marcum LLP as ArTara Therapeutics, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

The Board of Directors recommends you vote "FOR" the following proposal:

	For	Against	Abstain
3. Approval on an advisory basis, of the compensation of ArTara Therapeutics, Inc.'s named executive officers, as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote "ONE YEAR" the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of future stockholder advisory votes on the compensation of ArTara Therapeutics, Inc.'s named executive officers.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 4 5 8 6 0 5

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

038X5E